                           AAMES FINANCIAL CORPORATION
                               EARNINGS PER SHARE

              For the years ended June 30, 1998,1997, 1996 and 1995


                                                        -------------    -----------   ------------   ------------
                                                             1998          1997            1996           1995
                                                        -------------    -----------   ------------   ------------




     BASIC EARNINGS PER COMMON SHARE:
          Net income for calculating basic
            earnings per common share                    $ 27,563,000      1,478,000     21,073,000      5,784,000

          Average common shares outstanding                28,548,000     26,400,000     21,681,000     13,532,000
                                                        ---------------   -----------  ------------   ------------
          Basic earnings per common share                $       0.97           0.06          0.97           0.43
                                                        ===============   ===========  ============   ============
     DILUTED EARNINGS PER COMMON SHARE:
          Net income for calculating diluted
          earnings per per common share                  $ 27,563,000      1,478,000    21,073,000      5,784,000
          Adjust net income to add back the
            after-tax amount of interest recognized
            in the period associated with the
            convertible subordinated notes                  3,645,000              -     1,223,000              -
                                                        ---------------   -----------  ------------   ------------
            Adjusted net income                          $ 31,208,000      1,478,000    22,296,000      5,784,000
                                                        ---------------   -----------  ------------   ------------
          Average common shares outstanding                28,548,000     26,400,000    21,681,000     13,532,000
          Add exercise of options and warrants              1,094,000      1,971,000     3,513,000              -
          Convertible subordinated notes                    6,107,000              -     2,054,000              -
                                                        ---------------   -----------  ------------   ------------
          Diluted shares outstanding                       35,749,000     28,371,000    27,248,000     13,532,000
                                                        ---------------   -----------  ------------   ------------
          Diluted earnings per common share              $       0.87           0.05          0.82           0.43
                                                        ===============   ===========  ============   ============
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